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                                                                      EXHIBIT 21


SUBSIDIARIES OF FPA MEDICAL MANAGEMENT, INC.


AHI Healthcare Systems, Inc. (DE)
Arizona Managed Care Physicians IPA, Inc. (AZ)
California Healthcare Management Billing, Inc. (CA)
FPA Acquisition Corp. (DE)
FPA Acquisition Corporation (FL)
FPA Medical Group of Florida, Inc. (FL)
FPA Medical Group of Kentucky, Inc. (KY)
FPA Medical Management of Arizona, Inc. (AZ)
FPA Medical Management of California, Inc. (DE)
FPA Medical Management of Florida, Inc. (FL)
FPA Medical Management of Georgia, Inc. (GA)
FPA Medical Management of Kentucky, Inc. (KY)
FPA Medical Management of Louisiana, Inc. (LA)
FPA Medical Management of Michigan, Inc. (MI)
FPA Medical Management of South Carolina, Inc. (DE)
FPA Medical Management of Tennessee, Inc. (TN)
FPA Medical Management of Texas, Inc. (TX)
FPA Medical Management of the Mid-Atlantic, Inc. (DE)
FPA MSO of California, Inc. (DE)
HealthCap - Atlanta, Inc. (CA)
HealthCap - Florida, Inc. (CA)
HealthCap - Missouri, Inc. (CA)
HealthCap - Nevada, Inc. (CA)
HealthCap, Inc. (CA)
OB/GYN Management, Inc. (CA)
OPSU, Inc. (TX)
PrimeCare, Inc. (NJ)
SpecialNet, Inc. (CA)
Sterling Anesthesia, Inc. (FL)
Sterling Credentials Verification Services, Inc. (FL)
Sterling Healthcare Group, Inc. (FL)
Sterling Medical Group of Florida, Inc. (FL)
Sterling Medical Group of Michigan, Inc. (FL)
Sterling Medical Group, Inc. (FL)
Sterling Mednet Administrative Services, Inc. (TX)
Sterling Mednet Emergency Services, Inc. (TX)
Sterling Miami, Inc. (FL)
Sterling Physician Services of America, Inc. (FL)
Sterling Physicians Group of Texas, Inc. (TX)
Sterling Professional Emergency Physicians, LLC (MD)
Sterling Real Property Melbourne, Inc. (FL)
Sterling Regional Emergency Services, Inc. (FL)
Sterling Sub Texas, Inc. (TX)